EXCHANGE AGREEMENT

This Exchange Agreement (the "**Agreement**") is entered into as of the 21st day of April, 2016, by and among Iveda Solutions, Inc., a Nevada corporation (the "**Company**"), and the investor signatory hereto (the "**Holder**"), with reference to the following facts:

A. On January 23, 2015, pursuant to that certain Securities Purchase Agreement, dated as of January 16, 2015, by and among the Company and the investors party thereto (including the Holder) (the "**Securities Purchase Agreement**"), the Company issued to the Holder, among other things, (i) shares of Series B Convertible Preferred Stock, par value, $0.00001 per share of the Company (the "**Series B Preferred Stock**"), (ii) Tranche A warrants, (the "**Tranche A Warrants**", to acquire shares of common stock, par value $0.00001 per share (the "**Common Stock**"), and (iii) Tranche B warrants to acquire shares of Common Stock.

B. The Holder currently owns a Tranche A Warrant exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (the "**Warrant**", as exercised, the "**Warrant Shares**") and desires to consummate the Exchange (as defined below) with respect to such portion of the Warrant as set forth on the signature page of the Holder (such portion of the Warrant to be exchanged, the "**Exchanging Warrant**", as exercised, the "**Exchanging Warrant Shares**", and such remaining portion of the Warrant, as set forth on the signature page of the Holder, the "**Remaining Warrant**", as exercised, the "**Remaining Warrant Shares**").

C. The Company has duly authorized the issuance to the Holder, in exchange for the Exchanging Warrant (the "**Exchange**"): (i) a new warrant in the form attached hereto as **Exhibit A**[1] to initially purchase such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (the "**Exchanged Warrant**", as exercised, the "**Exchanged Warrant Shares**") and (ii) such aggregate number of additional shares of Common Stock as set forth on the signature page of the Holder (the "**Exchanged Shares**", and together with the Exchanged Warrant and the Exchanged Warrant Shares, the "**Exchanged Securities**").

D. Each of the Company and the Holder desire to effectuate the Exchange on the basis and subject to the terms and conditions set forth in this Agreement.

E. The exchange of the Exchanging Warrant for the Exchanged Warrant and the Exchanged Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "**Securities Act**").

F. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. **Exchange of Securities**. On the Effective Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the

[1] Identical to the current Tranche A Warrant, except with an expiration date of 18 months from the date hereof

Exchanging Warrant to the Company in exchange for which the Company agrees to issue the Exchanged Warrant and the Exchanged Shares to the Holder as follows:

(a) In exchange for the Exchanging Warrant, on the date hereof the Company shall deliver or cause to be delivered to the Holder (or its designee) (x) the Exchanged Warrant at the address for delivery set forth on the signature page of the Holder and (y) the Exchange Shares to the Holder or its designee's balance account with the Depository Trust Company ("**DTC**") in accordance with the DTC instructions delivered by the Holder to the Company on or prior to the Closing Date. On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exchanged Shares, irrespective of the date such Exchanges Shares are credited to the Holder's or its designee's balance account with DTC in accordance herewith.

(b) The Exchanged Warrant and the Exchanged Shares shall each be issued without any restrictive legend.

(c) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Warrant (or affidavit of lost warrant, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof (the "**Delivery Date**"). On or prior to the third (3rd) Business Day (as defined in the Securities Purchase Agreement) after the Company's receipt of the original Warrant (or affidavit of lost warrant, as applicable), the Company shall deliver the Remaining Warrant to the Holder. Immediately following the delivery of the Exchanged Warrant and the Exchanged Shares to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Exchanging Warrant (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Exchanging Warrant shall be canceled.

(d) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. **Representations and Warranties of the Company**. The Company represents and warrants to the Holder, as of the date hereof, and as of the time of consummation of the Exchange, that:

(a) Organization and Qualification. The Company and each Subsidiary (as defined in the Securities Purchase Agreement) are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except, with respect to the Subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Securities Purchase Agreement). The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the

failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Exchanged Warrant and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "**Exchange Documents**") and to issue the Exchanged Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchanged Securities, have been duly authorized by the Board of Directors of the Company and, other than (i) such filings required under applicable securities or "Blue Sky" laws of the states of the United States, (ii) no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Certificate of Incorporation, the terms of any share capital of the Company or any of its Subsidiaries, the Bylaws or any of the organizational documents of the Company or any of its Subsidiaries or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations, and the rules and regulations of the OTCQB (the "**Principal Market**") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of (B) or (C), as would not be reasonably expected to result in a Material Adverse Effect.

(ii) Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected,

on or prior to the date hereof, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company has no knowledge of any facts that would reasonably lead to delisting or suspension of the shares of Common Stock by the Principal Market in the foreseeable future.

(d) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of Exchanged Securities under the Securities Act or cause this offering of the Exchanged Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Exchanged Securities under the Securities Act or cause the offering of the Exchanged Securities to be integrated with other offerings.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchanged Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(f) Issuance of Exchanged Securities. The issuance of the Exchanged Warrant is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. The issuance of the Exchanged Shares is duly authorized and upon issuance in with the terms of the Exchange Documents will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the Exchanged Warrant, the Exchanged Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(g) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanging Warrant for the Exchanged Warrant and Exchanged Shares as contemplated hereby.

(h) Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Exchanged Securities. All disclosure provided to the Holder regarding the Company

and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. Based on the Company's current cash balances and current business projections for the balance of the fiscal year of 2016 , the Company believes with the receipt of at least $380,000 in proceeds from Tranche A Warrant exercises , the Company should be able to operate at a cash flow break even basis from operations.

3. Representations and Warranties of Holders. The Holder represents and warrants to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder's board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Warrant. The Holder owns the Warrant free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the Exchanged Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchanged Securities.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or

give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchanging Warrant for the Exchanged Warrant and Exchanged Shares as contemplated hereby.

4. **Disclosure of Transaction**. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the second (2nd) business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, the Exchange Warrant and this Agreement) as exhibits to such filing (including all attachments, the "**8-K Filing**"). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; *provided, however*, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder's sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

5. **Partial Adjustment Waiver**. If, on or prior to the tenth (10th) Business Day after the date hereof, the Company obtains a waiver in the form of this Section 5 from all holders of Series B Preferred Stock and Tranche B Warrants, effective upon the time the Company has obtained such waiver holders of a majority of the shares of Series B Preferred Stock and Tranche B Warrants then outstanding, (i) the Holder agrees and waives, in part, the adjustment to the conversion price of the Holder's Series B Preferred Stock and the exercise price of the Tranche B Warrants, solely (x) as a result of the issuance and/or exercise of the Warrants issuable hereunder (or pursuant to Settlement Agreements (as defined below) not more favorable to any other holder of Series A Warrants in any material respect than this Agreement) and not with respect to any other

issuance of securities or transaction and (y) to the extent such adjustment would result in the conversion price of the Series B Preferred Stock or the exercise price of the Tranche B Warrants, respectively, to be less than $0.35 and (ii) the Company acknowledges and agrees that the conversion price of the Series B Preferred Stock and the exercise price of the Tranche B Warrant shall each have been adjusted to $0.35 (subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event or other dilutive issuance adjustment not waived hereunder), effective as of the date hereof.

6. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchanged Warrant Shares and the Exchanged Shares (the "**Underlying Securities**") upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Underlying Securities from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.

7. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $10,000.

8. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchanged Warrant (and upon exercise of the Exchanged Warrant, the Exchanged Warrant Shares (if acquired using a "cashless exercise" pursuant to Section 10 of the Exchanged Warrant)) and the Exchange Shares may be tacked onto the holding period of the Exchanging Warrant, and the Company agrees not to take a position contrary to this Section 8. The Company acknowledges and agrees that in connection with any resale of Exchanged Securities pursuant to Rule 144 of the Securities Act ("**Rule 144**"), the Holder shall solely be required to provide reasonable assurances that such Exchanged Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Holder's counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company's counsel with respect to the removal of legends, if any, or issuance of Exchanged Securities in accordance herewith.

9. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or "Blue Sky" laws of the states of the United States following the date hereof, if any.

10. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party

hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

11. **Counterparts**. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; *provided, that* facsimile or .PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or .PDF signature.

12. **Headings**. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

13. **Severability**. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

14. **No Third Party Beneficiaries**. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

15. **Further Assurances**. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry

out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16. **No Strict Construction**. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

17. **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the hereof.

18. **Notices**. Any notice or other communication required or permitted under this Agreement must be in writing and must be given by (i) certified or registered mail, (ii) recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (iv) e-mail with a confirming copy by certified or registered mail or recognized commercial overnight courier, all addressed as follows:

If to the Company:

Iveda Solutions, Inc.
Robert Brilon
Tel: 480-307-8700
Fax: 480-248-3237
Email: bbrilon@iveda.com
Attention: Chief Financial Officer

with a copy (for informational purposes only) to:

Greenberg Traurig LLP
2375 E Camelback Rd #700
Phoenix, AZ 85016
Fax: (602) 445-8647
Email: williamsq@gtlaw.com
Attention: Quinn Williams

If to the Holder, to its address, email address and facsimile number set forth on the signature page of the Holder, with copies to the Holder's representatives set forth on the signature page of the Holder or to such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

19. **Remedies**. The Holder and each holder of the Exchanged Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

20. **Survival**. The representations and warranties of the Company and the Holder contained herein and the agreements and covenants set forth herein shall survive the Closing and delivery and issuance of the Exchanged Securities.

21. **Indemnification**. In consideration of the Holder's execution and delivery of the Exchange Documents and acquiring the Exchanged Securities thereunder and in addition to all of the Company's other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and all of its stockholders, partners, members, officers, directors, employees and direct or indirect Holders and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys' fees and disbursements (the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Holder as a holder of the Exchanged Securities pursuant to the transactions contemplated by the Exchange Documents (unless such action, suit or claim is based upon a breach of such Holder's representations, warranties or covenants under this Agreement and the other Exchange Documents or any violations by Holder of state or federal securities laws or any conduct by Holder that constitutes fraud, gross negligence, willful misconduct or malfeasance). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable under law.

22. **Entire Agreement; Amendments**. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments

referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

23. **Other Covenants**. All covenants of the Company set forth in the Securities Purchase Agreement are hereby incorporated by reference herein, *mutatis mutandis*, with "Exchanged Warrant" replacing "Warrant" and "Exchanged Warrant Shares and Exchanged Shares" replacing "Warrant Shares" for all purposes thereunder.

24. **Most Favored Nation**. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a "**Settlement Document**"), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 24 shall apply similarly and equally to each Settlement Document.

25. **No Commissions**. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

26. **Termination**. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Exchanged Warrant and the Exchanged Shares to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Exchanging Warrant shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Address and Delivery:

175 W. Jackson Blvd.
Suite 340
Chicago, Illinois 60604
Fax: 312-884-4645
Email: notices@wolvefunds.com
jziegelman@wolvefunds.com

with a copy (for information only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Attention: Michael A. Adelstein, Esq.
Fax: 212-808-7897
Email: madelstein@kelleydrye.com

DTC Delivery Information:

see attached

____

____

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By: ______________________
Name: Andrew Sujdak
Title: Authorized Signatory

Number of Warrant Shares issuable upon exercise of the Warrants as of the date hereof (without regard to any limitations on exercise): 750,000

Number of Exchanging Warrant Shares issuable upon exercise of the Exchanging Warrants as of the date hereof (without regard to any limitations on exercise): 750,000

Number of Remaining Warrant Shares issuable upon exercise of the Remaining Warrants as of the date hereof (without regard to any limitations on exercise): 0

Number of Exchanged Warrant Shares issuable upon exercise of the Exchanged Warrants as of the date hereof (without regard to any limitations on exercise): 285,714

Number of Exchanged Shares to be issued in the Exchange: 464,286